Project Talent Discussion Materials Prepared for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. March 1, 2023 Preliminary Draft Subject to Review and Significant Revision Exhibit (c)(xxi)

Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Disclaimer 1

Preliminary Draft Subject to Review and Significant Revision Table of Contents I. Executive Summary II. Situation Update III. Context and Variants of Pearl’s Offers Appendices Appendix A: Trading Comps Appendix B: WACC Analysis Appendix C: Diamond Net Debt Appendix D: Diamond Shareholder Development 2 P.3 P.11 P.22 P.28 P.35 P.41 P.43

I Executive Summary Table of Contents

Preliminary Draft Subject to Review and Significant Revision Transaction Background (1/3) 4 Context The Target Company: Diamond (“Diamond” or the “Company”) has been listed on Nasdaq since its IPO on March 25, 2021 Shareholders in the Company consist of affiliated shareholders (“Baryte”), representing ~73% of the Company’s issued and outstanding shares, and unaffiliated shareholders / public float, representing ~27% Evercore Role: In the context of the proposed acquisition by Pearl and its affiliated company Sapphire (together “Pearl”), of all the issued and outstanding shares of the Company (the “Proposed Transaction”), a Special Committee of the Board of Directors of Diamond (the “Special Committee”) was formed on January 17, 2023, with the authority to, among other things, negotiate with respect to the Pearl proposal and determine whether a transaction would be in the best interests of the Company and its unaffiliated shareholders (including the authority to reject a transaction); Evercore L.L.C. (“Evercore”) has been engaged as financial advisor to the Special Committee This presentation should be read in conjunction with Evercore’s Discussion Materials Prepared for the Special Committee, dated February 1, 2023 (with market data as per January 27, 2023 “EVR 1-Feb Materials”) Background to Offers 1 st Offer: On August 3, 2022, Pearl submitted a letter of intent for a take private acquisition of Diamond, whereby each outstanding share of Diamond would be acquired for $11.00 in cash This offer represented a 47% premium to Diamond’s closing share price on August 2, 2022, and a 54% premium to the Company’s VWAP for the 30-day trading period ended August 2, 2022 and an implied TEV / NTM EBITDA multiple of 14.4x The 1st Offer assumed that Baryte would roll-over a portion of its equity position in the combined entity Initial Diligence Work Autumn 2022: Pearl conducted certain due diligence activities on Diamond from September 2022, which included, among others things, a management presentation, Q&A sessions, access to a virtual dataroom, access to Diamond’s 3-year business plan, certain site visits and preparation by a third party of a report on potential synergies resulting from the combination of Diamond and Sapphire 2 nd Offer: On January 11, 2023, Pearl submitted a subsequent letter of intent for a take private acquisition of Diamond, whereby each outstanding share of Diamond would be acquired for $7.50 in cash (please refer to Pearl’s Source and Uses in Section III of this presentation for a breakdown of the consideration mix between Diamond shareholders) This offer represented a 53% premium to Diamond’s closing share price as of January 10, 2023, and a 60% premium to the Company’s VWAP for the 30-day trading period ended January 11, 2023 and an implied TEV / 2023E EBITDA of 11.6x. The 2nd Offer was 32% lower than the 1st Offer Source: Letter of Intent, dated as of August 3, 2022, delivered by Pearl to Diamond; Letter of Intent, dated as of January 11, 2023, delivered by Pearl to Diamond

Preliminary Draft Subject to Review and Significant Revision Transaction Background (2/3) 5 Background to Offers (Cont’d) On February 2, 2023, at the direction of the Special Committee, Evercore delivered the message to Pearl that the Special Committee was of the view that: Diamond’s unaffiliated shareholders should receive at least $10.20 per share in cash This transaction should be subject to an affirmative Majority of the Minority Condition The form of consideration mix being offered to Baryte should also be offered as an option to the unaffiliated shareholders 3 rd Offer: On February 7, 2023, Pearl verbally made an improved offer at $7.75 per share in cash for all shareholders (and also shared corresponding Sources & Uses) This offer represented a 28% premium to Diamond’s closing share price on February 6, 2023, and a 48% premium to the Company’s VWAP for the 30-day trading period ended February 6, 2023 and an implied TEV / 2023E EBITDA multiple of 11.8x The offer followed a two day Commercial diligence and Synergies diligence session between both the Pearl and Diamond respective leadership teams, held in New York, that was characterized as “constructive” The $7.75 per share price offered by Pearl reflected that there would be no Tax Related Assets (“TRA”) payout made to Baryte in connection with the transaction, with an expectation offered by Baryte that the TRA was worth ~$30-150mm; – Pearl affirmed that they did not know how much of the TRA was Dutch or how much was being reflected in the 3rd Offer bid price but commented that the bid value was not reflecting a $150mm valuation of the TRA Pearl rejected the requests to (a) offer to the public an option to take the same forms of consideration that Baryte would be receiving as part of the contraction given Pearl had no interest in having Sapphire be a publicly listed entity going forward, nor for the complexity involved in such a transaction and (b) have the transaction be subject to an affirmative Majority of the Minority Condition as that was not a requirement for a Cayman domiciled company and it reduced transaction certainty for Pearl, to which Pearl ascribes meaningful importance Pearl was more comfortable with some form of Go-Shop provision Pearl also stated that they were not prepared to involve themselves in splitting the equity value of the offer between Baryte and the unaffiliated shareholders to the extent that differential considerations between Diamond shareholders became a topic On February 12, 2023, Baryte presented its perspectives on its investment thesis in Diamond to ‘inflect growth’ and Baryte’s views on the operational and macro challenges that could limit Diamond’s ability to deliver value to shareholders 4 th Offer: On February 14, 2023, Pearl verbally made an improved offer at $7.90 per share in cash for all shareholders (and also shared corresponding Sources & Uses) This offer represented a 36% premium to Diamond’s closing share price on February 13, 2023, and a 42% premium to the Company’s VWAP for the 30-day trading period ended February 13, 2023 and an implied TEV / 2023E EBITDA multiple of 12.0x

Preliminary Draft Subject to Review and Significant Revision Background to Offers (Cont’d) On February 16, 2023, at the direction of the Special Committee, Evercore delivered the message to Pearl that the Special Committee was of the view that Diamond’s unaffiliated shareholders should receive at least $9.00 per share in cash, or, were Pearl to agree to make the transaction subject to the approval of a majority of the unaffiliated shareholders (“Majority of the Minority Condition”), a price to Diamond’s unaffiliated shareholders of at least $8.00 per share in cash 5 th Offer: On February 28, 2023, Pearl made verbally an improved offer at $7.95 per share in cash for all shareholders (and also shared corresponding Sources & Uses) This offer represented a 35% premium to Diamond’s closing share price on February 28, 2023, and a 37% premium to the Company’s VWAP for the 30-day trading period ended February 28, 2023 and an implied TEV / 2023E EBITDA multiple of 12.0x Pearl stated that they were constrained from going higher due to (a) their sceptical perspective on some of the adjustments embedded in 2022’s ~$330mm Adjusted EBITDA (vs. the ~$100mm of Reported EBITDA), (b) lower valuation of the public’s share of the Dutch Tax Assets, for which there will not be an indemnification that mirrors that provided to Pearl by Baryte for Baryte’s share of the tax asset value and (c) Medline litigation which Pearl expects to bring material legal defence costs at a minimum Pearl continued to be unwilling to be a party to any differential cash equity value allocation amongst Baryte and Diamond’s unaffiliated shareholders that would be necessary to achieve the Special Committee’s $9.00 per share value for unaffiliated shareholders Pearl will not support a transaction that is predicated on a Majority of the Minority Condition Pearl requires that the Special Committee’s Fiduciary Out be limited to 30 days post-signing Pearl shared their draft debt commitment letter, base fee letter and agency fee letter with Wachtell and with Evercore Pearl refreshed the Sources & Uses to reflect the $.05/share increase in equity price As informed by Pearl, the LP fundraising process is constructively advancing, but likely not reaching its conclusion prior to the envisaged signing date. As a result, it is understood that Pearl would plan to backstop the LP fundraising between signing and close via contingent commitments from Pearl’s Fund IV and Fund V; Pearl did not mention that Baryte would need to participate in the backstop Pearl noted that signing and announcing a transaction in advance of Diamond’s earnings would avoid a situation where Diamond’s share price drops post its earnings release and shareholders who sell in response then miss the sale announcement associated share price uplift {it was not discussed as to whether, in the event that a transaction was in negotiations but not yet agreed, there might be some form of announcement to alert shareholders to the possibility of a transaction} Transaction Background (3/3) 6

Preliminary Draft Subject to Review and Significant Revision In connection with our assignment, we have, among other things: Reviewed certain internal projected financial data relating to the Company for the years 2023 - 2027 prepared and furnished to us by management of the Company, as approved for our use by the Special Committee (the “Company Management Forecast”, unchanged since our January 27, 2023 presentation); Reviewed the latest estimates for the financial data relating to the Company for year 2022 (the “2022LE”) prepared and furnished to us by management of the Company Reviewed the following information which have been provided to us by the management of the Company: Board presentations: December 2021 (2022 Budget), December 2022 (2023 Budget), January 2023 Reviewed Historical 2021-2022 quarterly income statements and cash flow information relating to the Company Reviewed the high level financial data relating to the Company for January 2023, furnished to us by management of the Company Reviewed the Company Management Presentation dated September 2022 Reviewed the projected financial data related to the company for the years 2023 – 2025 prepared in September 2022 Discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Company Management Forecast; and Performed such other analyses and examinations and considered such other factors that we deemed appropriate Separately, we have also, among other things: Reviewed Pearl’s offer letters and certain communication between Diamond and Pearl Reviewed Sapphire's Management presentation dated September 2022 Reviewed Operational Due Diligence Phase 2 Report, dated November 2022 and prepared by FTI Consulting Been provided access to the Project Diamond virtual dataroom to which Pearl also has access Evercore Review Status Update 7

Preliminary Draft Subject to Review and Significant Revision Current SP (Feb-28) 2nd Offer 3rd Offer 4th Offer Diamond Price Per Share Diamond Consensus Ecolab Share Price ($) 5.91 7.50 7.75 7.90 7.95 8.00 8.25 8.50 8.75 9.00 Metric FactSet 2023-Feb-28 % Premium to Current SP 0% 27% 31% 34% 35% 35% 40% 44% 48% 52% At Current SP % Premium to 30D VWAP 2% 29% 33% 36% 37% 38% 42% 46% 50% 55% % Premium to Median TP (2%) 25% 29% 32% 33% 33% 38% 42% 46% 50% NOSH (m) 327.5 327.5 327.5 327.5 327.5 327.5 327.5 327.5 327.5 327.5 Equity Value 1,936 2,457 2,538 2,588 2,604 2,620 2,702 2,784 2,866 2,948 45,393 Net Debt 1,841 1,841 1,841 1,841 1,841 1,841 1,841 1,841 1,841 1,841 10,982 TEV 3,777 4,298 4,379 4,429 4,445 4,461 4,543 4,625 4,707 4,789 56,375 Company Management Forecast $mm TEV / EBITDA Consensus EBITDA 2022LE 332 11.4x 12.9x 13.2x 13.3x 13.4x 13.4x 13.7x 13.9x 14.2x 14.4x 334 11.3x 20.8x EBITDA 2023E 370 10.2x 11.6x 11.8x 12.0x 12.0x 12.0x 12.3x 12.5x 12.7x 12.9x 378 10.0x 19.0x EBITDA 2024E 398 9.5x 10.8x 11.0x 11.1x 11.2x 11.2x 11.4x 11.6x 11.8x 12.0x 437 8.6x 17.3x Company Management Forecast $mm TEV / EBIT Consensus EBIT 2022LE 240 15.8x 17.9x 18.3x 18.5x 18.5x 18.6x 18.9x 19.3x 19.6x 20.0x 244 15.5x 31.8x EBIT 2023E 275 13.7x 15.6x 15.9x 16.1x 16.2x 16.2x 16.5x 16.8x 17.1x 17.4x 301 12.5x 28.2x EBIT 2024E 302 12.5x 14.2x 14.5x 14.7x 14.7x 14.8x 15.0x 15.3x 15.6x 15.9x 354 10.7x 24.9x Company Management Forecast $ / sh Price / Earnings Consensus EPS 2022LE $0.29 20.5x 26.0x 26.8x 27.4x 27.5x 27.7x 28.6x 29.4x 30.3x 31.2x $0.30 19.8x 35.3x EPS 2023E $0.36 16.3x 20.7x 21.3x 21.8x 21.9x 22.0x 22.7x 23.4x 24.1x 24.8x $0.42 14.1x 32.5x EPS 2024E $0.45 13.1x 16.6x 17.2x 17.5x 17.6x 17.8x 18.3x 18.9x 19.4x 20.0x $0.57 10.3x 27.5x Analysis At Various Prices 8 Source: Company Management Forecast, Company Filings, FactSet as of February 28, 2023, Pearl Offers Note: (1) Number of Shares Outstanding (NOSH) includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management (2) Refer to Appendix for Net Debt definition For Reference 5 th Offer (1) (2)

Preliminary Draft Subject to Review and Significant Revision 5.82 5.91 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 4.00 4.50 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 9.00 9.50 10.00 10.50 11.00 11.50 12.00 12.50 13.00 13.50 14.00 2022-Jul-14 2022-Aug-14 2022-Sep-14 2022-Oct-14 2022-Nov-14 2022-Dec-14 2023-Jan-14 2023-Feb-14 Diamond Rolling 30D VWAP vs. Pearl’s Offers Premia Over Time 9 Diamond Rolling 30D VWAP Over Time (22-Jul – Current, $ per Share) Source: FactSet as of February 28, 2023, Pearl Offers Calculated Price Band @ Premiums to 30D VWAP 2023-Jan-11 Offer Premium of 60% (top of area) 2023-Feb-14 Offer Premium of 42% (line inside area) 2023-Feb-28 Offer Premium of 37% (bottom of area) +60% Diamond Share Price +48% 7.75 7.50 Implied Pearl’s Offer Premia $ per Share 2023-Jan-11 2023-Feb-07 2023-Feb-14 2023-Feb-28 Today Pearl’s Offers 7.50 7.75 7.90 7.95 Latest Offer 7.95 Closing Price Day Prior to Offer 4.91 6.05 5.79 5.83 Current Share Price 5.91 Calculated Premium 53% 28% 36% 36% Calculated Prem 35% 30D VWAP @ Time of Pearl’s Offer 4.68 5.25 5.55 5.82 Current 30D VWAP 5.82 Calculated Premium 60% 48% 42% 37% Calculated Prem 37% +53% vs 30 Day VWAP 11.00 Price per Share ($) Daily Shares Traded (‘000s) +42% 7.90 Rolling 30D VWAP +37% 7.95

Preliminary Draft Subject to Review and Significant Revision

Preliminary Valuation Summary

(All financials in $mm unless otherwise stated)

5th Offer: $7.95 ◆ — 2023-Feb-28: $5.91 ◆

		Valuation Methodology	Metric Applied	Valuation Range ($ per Share) – Latest View	Valuation Range ($ per Share) – EVR 1-Feb Materials	Implied TEV[1,2] / EBITDA 2022LE	Implied TEV[1,2] / EBITDA 2023E
Core Valuation Methodologies	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Perpetuity Growth Rate Approach* *WACC Range: 9.0 – 10.0%* *PGR Range: 3.25 – 3.75%*	5.72 – 9.03	5.75 – 9.06	11.2x - 14.4x	10.0x - 13.0x
	DCF	Company Management Forecast Valuation as of 2023-Jan-01	*Terminal Multiple Approach* *WACC Range: 9.0 – 10.0%* *Terminal Value LTM EBITDA Multiple Range: 10.0 – 12.0x*	6.95 – 9.68	6.98 – 9.71	12.4x - 15.1x	11.1x - 13.5x
	Trading Multiples	Avg. Diamond discount to Ecolab applied to Ecolab multiple	10.2 – 12.2x 2023E EBITDA Average of discount of Diamond to Ecolab TEV / NTM EBITDA multiple of (-7.8x) applied to Ecolab current - average since IPO NTM multiples: 18.0 – 20.0x	5.91 – 8.18	5.37 – 8.43	11.4x - 13.6x	10.2x - 12.2x
	Trading Multiples	Smaller Companies Universe	Median – 3rd Quartile TEV / 2023E EBITDA Multiples: 10.3 – 11.7x Applied on Diamond's 2023E EBITDA	6.03 – 7.61	6.17 – 7.41	11.5x - 13.0x	10.3x - 11.7x
	Precedent Multiples	Precedent transactions in the Hygiene / Cleaning Sector	TEV / LTM EBITDA Multiples: 12.0 – 14.0x Applied on Diamond's 2022LE[4] EBITDA	6.56 – 8.59	6.59 – 8.62	12.0x - 14.0x	10.8x - 12.6x
For reference only	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 28 – 41% on Share price (February 28, 2023) of $5.91	7.56 – 8.33	7.37 – 8.12	13.0x - 13.7x	11.7x - 12.3x
	Take over Premia	Premiums Paid: U.S. Chemicals & Materials Transactions	Applied Median – 3rd Quartile Premia of 29 – 48% on 3m VWAP (February 28, 2023) of $5.82	7.50 – 8.61	6.21 – 7.12	12.9x - 14.0x	11.6x - 12.6x
	Current Market Value	Current Share Price	Share price (February 28, 2023): $5.91	5.91	5.76	11.4x	10.2x
	Current Market Value	52-week High / Low Share Price	Share price: $3.95 – $10.68	3.95 – 10.68	3.95 – 11.68	9.4x - 16.1x	8.5x - 14.4x
	Current Market Value	Discounted Future Share Price (as per December 31, 2025)	Applied NTM EBITDA Multiple Range of 9.2 – 11.2x to 2026E EBITDA, Equity value discounted to today at 12.1% Cost of Equity[3]	6.40 – 8.57	6.32 – 8.49	11.8x - 14.0x	10.6x - 12.5x
	Current Market Value	Research Target Price Range	Target price low / high: $5.00 – $9.00 (Median: $6.00)	5.00 – 9.00 (◆ 6.00)	4.00 – 9.00	10.5x - 14.4x	9.4x - 12.9x

Latest View ■ EVR 1-Feb Materials ■

Source: Company Management Forecast, Company Filings, FactSet as of February 28, 2023.
Note: (1) Number of Shares Outstanding (NOSH) includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management (2) Refer to Appendix for Net Debt definition. (3) Midpoint of Supply Side and Historical Cost of Equity Calculation for discounting based on unlevered smaller companies universe median Beta of 0.76 and Total Debt / Total Capitalisation of 27.5% (see WACC analysis in Appendix) (4) LE = Latest Estimate

EVERCORE 10

II Situation Update Table of Contents

Slightly Improved Current Environment but Mixed Outlook, Weighing on Sector Valuations

Preliminary Draft Subject to Review and Significant Revision

Valuation Implications

1. Strong recent macro indicators have led analysts to marginally improve their US' Real GDP growth outlook for FY23E from +0.3% in Dec-22A to +0.6% today; Eurozone expected now to be flat vs FY22A (vs. -0.1% decline in Dec-22A). No changes for FY24E outlook

2. FY23E CPI outlook in both US and Eurozone remain broadly unchanged, at +4.0% and +5.8% respectively. Inflation expected to continue to ease compared to FY22A, with US and Eurozone CPI increased by +8.0% and +8.4% respectively



3. EUR/USD expectations have continued to improve since EVR 1-Feb Materials, towards $1.10 by Dec-23E and $1.12 by Dec-24E (+0.9% and +0.9% respectively), reversing FY-22A headwinds into potential FY23E/FY24E tailwinds for the large Euro area activity



4. Publicly reporting Chemical companies guiding towards difficult 1Q23E but with improving prospect for 2Q-4Q 2023E



5. Ecolab's shares reacted positively (+10.9% in 2 days, still trading at +8.0%) following Q4-22 results release: +12% topline growth (I&S: +11%), +10% Operating Income growth (I&S: +11%), 97% FCF conversion for FY22A; Expected FY23E performance to continue to improve despite continuing high delivered product costs and easing demand

Source: FactSet, Company Management

EVERCORE
12

Preliminary Draft Subject
to Review and Significant Revision

No Change in Trading of Diamond Shares Since EVR 1-Feb Materials

1. ▪ Diamond share price ($5.91) has traded in the $5.66-6.38 range since EVR 1-Feb Materials, with the 30D rolling VWAP increasing from $4.73 on January 2, 2023 to $5.82 now. Diamond share price is still trading lower by 61% compared to its IPO price

2. ▪ Since EVR 1-Feb Materials, the Company has continued to underperform its direct peer Ecolab (+2.6% vs +4.6%), the Large Companies Universe and Smaller Companies Universe index

3. ▪ Diamond is currently trading at 9.7x NTM EBITDA (based on Consensus), lower by 6.5x compared to its consensus IPO valuation; Diamond has also traded at a discount of ~8x on average compared to its peer since IPO (and also since EVR 1-Feb Materials)

4. ▪ Diamond's Jan-23A sales was +3% and EBITDA was $1.7m higher compared to Jan-23E forecast, with higher EBITDA margins by 80bps

5. ▪ In advance of FY22 results on March 8, 2023, equity research analysts have no made material changes to the reviews since EVR 1-Feb Materials; BoA has reinstated coverage of Diamond on February 22, 2023, with a target price of $6.00 / Underperform

Source: FactSet, Company Management, Filings

EVERCORE
13

Preliminary Draft Subject to Review and Significant Revision 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Apr-22 Jul-22 Oct-22 Jan-23 -0.6 -0.4 -0.2 0.0 0.2 0.4 0.6 0.8 Apr-22 Jul-22 Oct-22 Jan-23 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Apr-22 Jul-22 Oct-22 Jan-23 -1.0 -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Apr-22 Jul-22 Oct-22 Jan-23 GDP and CPI Inflation Quarterly Trend Across the US and Eurozone 14 Real GDP Growth - Quarterly Trend US (% QoQ) Real GDP Growth - Quarterly Trend Eurozone (% QoQ) CPI Inflation - Quarterly Trend US (% YoY) Core HCPI Inflation - Quarterly Trend Eurozone (% YoY) Source: FactSet as of February 28, 2023 Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E Q2 ’24E Q1 ’24E Q4 ’23E Q1 ’23E Q2 ’23E Q3 ’23E 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1

Preliminary Draft Subject to Review and Significant Revision $332m 300 350 400 450 500 550 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond: Research’s Estimates Over Time 15 Research’s Median 2022E EBITDA Estimates Since IPO ($mm) 2022E EBITDA Q4 2021: Guidance 22E EBITDA: $380mm-420mm Q1 2022: Guidance 22E EBITDA: $380mm-420mm Q2 2022: Guidance 22E EBITDA: $350mm-390mm Q3 2022: Guidance 22E EBITDA: $330mm 468 379 343 331 Selected EBITDA Estimates Development Since IPO ($mm) 469 393 359 349 473 400 354 333 466 380 350 329 462 400 352 334 2022E EBITDA Since IPO Mar-22 Aug-22 Feb-23 2023E EBITDA Since IPO Mar-22 Aug-22 Feb-23 514 411 411 367 536 463 422 387 530 444 428 403 503 432 406 381 510 455 417 393 -10.7% -8.3% -5.8% -6.2% -5.8% -3.5% -2.8% -5.9% -6.0% -5.1% Source: FactSet as of February 28, 2023, Equity Research Since EVR 1-Feb Materials, there has only been 1 new broker note, a Bank of America Initiating Coverage report (22E EBITDA: $334m and 23E EBITDA: $350m) 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1

Preliminary Draft Subject
to Review and Significant Revision

Side-by-side of Diamond and Ecolab

Diamond (Consensus Forecasts) | **ECOLAB**

Portfolio Mix (2022E)


Food & Beverage 29%
Institutional 71%


Other 10%
Global Healthcare & Life Sciences 11%
Global Industrial 48%
Global Institutional & Specialty 31%

Geographic Mix (2022E)


Latin America 8%
Middle East & Africa 10%
Asia Pacific 13%
North America 24%
Europe 45%


Latin America 6%
Asia Pacific & MEA 17%
Europe 21%
North America 56%

Revenue[(1)] (2019A – 2025E, $mm)


CAGR 19A-22E: 1.7%
CAGR 22E-25E: 5.7%
Metric
2,624
2,629
2,619
2,762
2,889
3,009
3,259
2019A
2020A
2021A
2022E
2023E
2024E
2025E


CAGR 19A-22E: 3.3%
CAGR 22E-25E: 5.8%
Metric
12,886
10,947
12,721
14,188
15,160
15,840
16,794
2019A
2020A
2021A
2022A
2023E
2024E
2025E

Gross profit[(1)] (2019A – 2025E, $mm)


CAGR 19A-22E: (6.3%)
CAGR 22E-25E: 8.2%
Margin %
Metric
1,189
1,162
1,123
979
1,100
1,208
1,241
45%
44%
43%
35%
38%
40%
38%
2019A
2020A
2021A
2022E
2023E
2024E
2025E


CAGR 19A-22E: 1.1%
CAGR 22E-25E: 7.2%
Margin %
Metric
5,248
4,578
5,215
5,427
5,868
6,345
6,677
41%
42%
41%
38%
39%
40%
40%
2019A
2020A
2021A
2022A
2023E
2024E
2025E

EBITDA[(1)] (2019A – 2025E, $mm)


CAGR 19A-22E: (0.6%)
CAGR 22E-25E: 13.2%
Margin %
Metric
340
401
410
334
378
437
485
13%
15%
16%
12%
13%
15%
15%
2019A
2020A
2021A
2022E
2023E
2024E
2025E


CAGR 19A-22E: (2.6%)
CAGR 22E-25E: 10.0%
Margin %
Metric
2,931
2,384
2,642
2,712
2,969
3,265
3,610
23%
22%
21%
19%
20%
21%
21%
2019A
2020A
2021A
2022A
2023E
2024E
2025E

Source: Company filings, FactSet as of February 28, 2023

Note: (1) PF for Ecolab's acquisition of CID Lines and Purolite and sale of ChampionX

EVERCORE
16

Preliminary Draft Subject to Review and Significant Revision 100 40.0 50.0 60.0 70.0 80.0 90.0 100.0 110.0 120.0 130.0 140.0 2018A 2019A 2020A 2021A 2022E 2023E 2024E Source: FactSet as of February 28, 2023 Note: (1) PF for Ecolab’s acquisition of CID Lines and Purolite and sale of ChampionX, as well as Rentokil’s acquisition of Terminix Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan 100 60.0 70.0 80.0 90.0 100.0 110.0 120.0 130.0 140.0 2018A 2019A 2020A 2021A 2022E 2023E 2024E 17 Comparative Historical vs Research Projections EBITDA: Comparative Analysis of Diamond Peers (indexed to 100 as of 2022) Diamond (Consensus) Large Companies Universe Smaller Companies Universe Diamond (Consensus) Historical CAGR L5Y L3Y L1Y Diamond 1.5% (0.6%) (18.6%) 14.4% Ecolab 0.0% (2.6%) 2.6% 9.7% Large Universe 1.7% 1.8% (0.5%) 6.3% Smaller Universe 4.4% 5.4% 8.9% 11.2% CAGR 22E-24E Historical CAGR L5Y L3Y L1Y Diamond (1.7%) (6.3%) (12.8%) 11.1% Ecolab 0.3% 1.1% 4.1% 8.1% Large Universe (1.3%) (1.4%) (1.2%) 9.8% Smaller Universe 3.4% 3.0% 7.3% 5.0% CAGR 22LE-24E Large Companies Universe Smaller Companies Universe Projected Gross Profit Comparative Analysis of Diamond vs Peers (indexed to 100 in 2022) Projected EVR 1-Feb Materials As of 28th February

Preliminary Draft Subject to Review and Significant Revision 5.91 $5.76 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00 20.00 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond Share Price Performance Evolution 18 Diamond Share Price Evolution Since IPO (March 2021 – Current, $) 14-May-21: Q1 2021 Earnings Source: FactSet as of February 28, 2023 13-Aug-21: Q2 2021 Earnings 5-Nov-21: Q3 2021 Earnings and completed acquisition of the Avmor business 9-March-22: Q4 2021 Earnings 10-May-22: Q1 2022 Earnings 4-Aug-22: Q2 2022 Earnings 3-Nov-22: Q3 2022 Earnings 5-Aug-21: Announced an agreement to acquire Tasman Chemicals in Australia 8-Nov-21: Announced proposed public offering of ordinary shares 6-Dec-21: Completed acquisition of Birko Corporation and Chad Equipment 24-Jan-22: Completed acquisition of Shorrock Trichem based in Europe 14-June-22: Announced an adjustment in energy surcharge for its European business 20-Apr-21: Appointed Selim Bassoul and Juan R. Figuereo to the Board of Directors 1-Sep-21: Appointed Rod Hochman to the Board of Directors 1-Mar-22: Appointed Katherine S. Zanotti to the Board of Directors 17-Mar-22: Appointed Eric Foss as Chairman of the Board EVR 1-Feb Materials 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1

Preliminary Draft Subject to Review and Significant Revision 50 100 150 200 250 300 350 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 50 100 150 200 250 300 350 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Source: FactSet as of February 28, 2023 Note: Diamond Number of Shares Outstanding (NOSH) includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Refer to Appendix for Net Debt definition Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Share Price and TEV Development vs Ecolab and Peers Share Price Since Beginning of 2021 Q2 (Rebased 100 as of current) 19 All-time high: 18.5 $/share 100 TEV Since Beginning of 2021 Q2 (Rebased 100 as of current) Diamond Diamond Smaller Companies Universe 100 Large Companies Universe Smaller Companies Universe 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Large Companies Universe All-time low: 4.0 $/share 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 TEV ($bn) - Average Since IPO L12M L6M L3M L1M 27-Jan Current Diamond $5.2bn 3.9 3.5 3.5 3.8 3.7 3.8 Ecolab $61.7bn 54.5 52.2 52.1 53.4 52.5 54.5 D. - ECL ($56.4bn) (50.6) (48.7) (48.6) (49.6) (48.7) (50.7)

Preliminary Draft Subject to Review and Significant Revision - 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 - 5.0x 10.0x 15.0x 20.0x 25.0x 30.0x 35.0x 40.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Diamond Valuation Development vs Ecolab and Peers TEV / LTM EBITDA since Beginning of 2021 Q2 TEV / NTM EBITDA since Beginning of 2021 Q2 20 9.7x 14.8x 11.1x 16.2x Source: FactSet as of February 28, 2023 Note: Diamond Number of Shares Outstanding (NOSH) includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Refer to Appendix for Net Debt definition Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan TEV / LTM EBITDA - Average Since IPO L12M L6M L3M L1M 27-Jan Current Diamond 13.3x 10.5x 10.1x 10.5x 11.2x 11.1x 11.1x Ecolab 22.8x 19.8x 19.0x 19.1x 19.4x 19.1x 19.8x in x (9.5x) (9.3x) (8.9x) (8.5x) (8.2x) (8.0x) (8.7x) in % (42%) (47%) (47%) (45%) (42%) (42%) (44%) D. - ECL 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Diamond Diamond Smaller Companies Universe Large Companies Universe Large Companies Universe Smaller Companies Universe TEV / NTM EBITDA - Average Since IPO L12M L6M L3M L1M 27-Jan Current Diamond 12.2x 9.8x 9.0x 9.2x 9.8x 9.7x 9.7x Ecolab 20.0x 17.7x 17.2x 17.5x 17.8x 17.5x 18.0x in x (7.8x) (8.0x) (8.3x) (8.3x) (8.0x) (7.8x) (8.4x) in % (39%) (45%) (48%) (47%) (45%) (45%) (46%) D. - ECL

Preliminary Draft Subject to Review and Significant Revision 18.8x 10.8x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 6.00 5.91 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0.00 5.00 10.00 15.00 20.00 25.00 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Buy Hold Sell Target Price Price $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Headwinds Have Caused Research to Downgrade Growth and Multiple 21 Summary of Select Price Targets(1) Target Price Range Since IPO ($) Evolution of Price Target and Recommendations ($) Median Target Price Target Price Low Target Price High 1 st Bid: $11.00 vs. TP: $9.00 2 nd Bid: $7.50 vs. TP: $6.35 $6.00 $9.00 $5.00 Source: FactSet as of February 28, 2023. Number of Shares Outstanding (NOSH) includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management, Pearl Offers Note: FactSet Price Target differs slightly from Mean Price Target shown due to the inclusion of further research. (1) 1 Year forward target price 3 rd Bid: $7.75 vs. TP: $6.35 Current Research Date Rating Price Target Bank of America 22 Feb 23 Sell 6.00 UBS 11 Jan 23 Buy 8.50 RBC Capital Markets 11 Jan 23 Hold 6.00 Morgan Stanley 10 Jan 23 Overweight 8.00 Goldman Sachs 06 Jan 23 Neutral 6.70 BMO Capital Markets 15 Dec 22 Market Perform 5.80 Mizuho Securities 02 Dec 22 Hold 5.58 JP Morgan 07 Nov 22 Overweight 9.00 Barclays 04 Nov 22 Hold 5.00 Jefferies 03 Nov 22 Hold 5.15 Min $5.00 Max 9.00 4 th Bid: $7.90 vs. TP: $6.35 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 Median Target Price Implied NTM EBITDA Multiple 1 st Offer implied a multiple of 14.1x vs. a TP multiple of 12.3x 2 nd Offer implied a multiple of 12.0x vs. a TP multiple of 10.9x 3 rd Offer implied a multiple of 12.2x vs. a TP multiple of 10.9x 4 th Offer implied a multiple of 12.3x vs. a TP multiple of 10.9x 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 5 th Offer implied a multiple of 12.6x vs. a TP multiple of 10.8x 5 th Bid: $7.95 vs. TP: $6.00

III Context and Variants of Pearl’s Offers Table of Contents

Preliminary Draft Subject to Review and Significant Revision 23 Pearl’s Communicated Sources & Uses – Offer @ $7.95 Source: Pearl S&U draft document dated February 28, 2023

Preliminary Draft Subject to Review and Significant Revision

Pearl's Offers

Pearl's Offers												
	Pearl's 2nd Offer @ $7.50			Pearl's 3rd Offer @ $7.75			Pearl's 4th Offer @ $7.90			Pearl's 5th Offer @ $7.95		
$mm / $ per share	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	$694	$1,774	$2,468	$717	$1,833	$2,551	$731	$1,869	$2,600	$736	$1,881	$2,616
Number of Shares (mm) [(1)]	93	237	329	93	237	329	93	237	329	93	237	329
Total Package Offer Price / Share	$7.50	$7.50	$7.50	$7.75	$7.75	$7.75	$7.90	$7.90	$7.90	$7.95	$7.95	$7.95
Public's capture of Pearl's Bumps vs. $7.50			n/a			n/a			n/a			n/a
Premium to Today Close ($5.91)			26.9%			31.1%			33.7%			34.5%
Premium to 30 Day VWAP ($5.82)			28.9%			33.2%			35.8%			36.7%
Equity Value Components												
Shares Purchased at Cash Price	93	113	206	93	110	202	93	108	200	93	107	199
Cash Price	$7.50	$7.50	$7.50	$7.75	$7.75	$7.75	$7.90	$7.90	$7.90	$7.95	$7.95	$7.95
Cash Consideration	$694	$850	$1,544	$717	$850	$1,567	$731	$850	$1,581	$736	$850	$1,586
Shares Purchased at PFD Equity Price		57	57		55	55		54	54		53	53
PFD Equity Price		$7.50	$7.50		$7.75	$7.75		$7.90	$7.90		$7.95	$7.95
PFD Equity Consideration		$425	$425		$425	$425		$425	$425		$425	$425
Shares Rolled		67	67		72	72		75	75		76	76
Rollover Shares Price		$7.50	$7.50		$7.75	$7.75		$7.90	$7.90		$7.95	$7.95
Rollover Consideration		$499	$499		$558	$558		$594	$594		$606	$606
Baryte PF Equity % in MergeCo			7.4%			8.0%			8.3%			8.7%
Incremental Equity % Required to deliver Baryte $7.95			n/a			n/a			n/a			n/a
Required Sapphire TEV multiple % discount vs Diamond			n/a			n/a			n/a			n/a
TEV			$4,285			$4,367			$4,417			$4,458
TEV / 2022E EBITDA [(2)]			12.9x			13.1x			13.3x			13.4x
TEV / 2023E EBITDA [(2)]			11.6x			11.8x			11.9x			12.0x

Source: Company Management Forecast, Company Filings, Pearl's Offers
(1) Shares outstanding per Pearl S&U draft document dated as of February 28, 2023
(2) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

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24

Preliminary Draft Subject to Review and Significant Revision

Pearl's Offers Variants @ $7.95/share (1/2)

	Pearl's Offers						$7.95 Offer					
							Variant A-1 Public receives premium to Baryte			Variant B Public receives premium to Baryte, with optical cash parity for Baryte		
	Pearl's 2nd Offer @ $7.50			Pearl's 5th Offer @ $7.95			Public receives $9.00 - Baryte receives blended $7.54, incl. cash component $7.50			Public receives $9.00 - Baryte receives blended $7.54, incl. cash component $9.00		
$mm / $ per share	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	$694	$1,774	$2,468	$736	$1,881	$2,616	$833	$1,784	$2,616	$833	$1,784	$2,616
Number of Shares (mm) (1)	93	237	329	93	237	329	93	237	329	93	237	329
Total Package Offer Price / Share	$7.50	$7.50	$7.50	$7.95	$7.95	$7.95	$9.00	$7.54	$7.95	$9.00	$7.54	$7.95
Public's capture of Pearl's Bumps vs. $7.50			n/a			n/a	93.7%			93.7%		
Premium to Today Close ($5.91)			26.9%			34.5%	52.3%	27.6%	34.5%	52.3%	27.6%	34.5%
Premium to 30 Day VWAP ($5.82)			28.9%			36.7%	54.7%	29.6%	36.7%	54.7%	29.6%	36.7%
Equity Value Components												
Shares Purchased at Cash Price	93	113	206	93	107	199	93	100	193	93	84	176
Cash Price	$7.50	$7.50	$7.50	$7.95	$7.95	$7.95	$9.00	$7.50		$9.00	$9.00	
Cash Consideration	$694	$850	$1,544	$736	$850	$1,586	$833	$753	$1,586	$833	$753	$1,586
Shares Purchased at PFD Equity Price		57	57		53	53		56	56		63	63
PFD Equity Price		$7.50	$7.50		$7.95	$7.95		$7.57			$6.74	
PFD Equity Consideration		$425	$425		$425	$425		$425	425		$425	425
Shares Rolled		67	67		76	76		80	80		90	90
Rollover Shares Price		$7.50	$7.50		$7.95	$7.95		$7.57			$6.74	
Rollover Consideration		$499	$499		$606	$606		$606	606		$606	606
Baryte PF Equity % in MergeCo			7.4%			8.7%			8.7%			8.7%
Incremental Equity % Required to deliver Baryte $7.95			n/a			n/a			1.5%			1.5%
Required Sapphire TEV multiple % discount vs Diamond			n/a			n/a			(1.0%)			(1.0%)
TEV			$4,285			$4,458	$4,804	$4,323	$4,458	$4,804	$4,323	$4,458
TEV / 2022E EBITDA (2)			12.9x			13.4x	14.5x	13.0x	13.4x	14.5x	13.0x	13.4x
TEV / 2023E EBITDA (2)			11.6x			12.0x	13.0x	11.7x	12.0x	13.0x	11.7x	12.0x

Source: Company Management Forecast, Company Filings, Pearl's Offers
(1) Shares outstanding per Pearl S&U draft document dated as of February 28, 2023
(2) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

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25

Preliminary Draft Subject to Review and Significant Revision

Pearl's Offers Variants @ $7.95/share (2/2)

$mm / $ per share	Pearl's Offers			$7.95 Offer — Variant A-2: Public receives premium to Baryte			$7.95 Offer — Variant A-3: Public receives premium to Baryte			$7.95 Offer — Variant A-4: Public receives premium to Baryte		
	Pearl's 5th Offer @ $7.95			Public receives $8.40 - Baryte receives blended $7.77, incl. cash component $7.50			Public receives $8.60 - Baryte receives blended $7.70, incl. cash component $7.50			Public receives $8.80 - Baryte receives blended $7.62, incl. cash component $7.50		
	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	$736	$1,881	$2,616	$777	$1,839	$2,616	$796	$1,821	$2,616	$814	$1,802	$2,616
Number of Shares (mm) [1]	93	237	329	93	237	329	93	237	329	93	237	329
Total Package Offer Price / Share	$7.95	$7.95	$7.95	$8.40	$7.77	$7.95	$8.60	$7.70	$7.95	$8.80	$7.62	$7.95
Public's capture of Pearl's Bumps vs. $7.50			n/a	56.2%			68.7%			81.2%		
Premium to Today Close ($5.91)			34.5%	42.1%	31.5%	34.5%	45.5%	30.2%	34.5%	48.9%	28.9%	34.5%
Premium to 30 Day VWAP ($5.82)			36.7%	44.4%	33.7%	36.7%	47.9%	32.3%	36.7%	51.3%	31.0%	36.7%
Equity Value Components												
Shares Purchased at Cash Price	93	107	199	93	108	200	93	105	198	93	103	195
Cash Price	$7.95	$7.95	$7.95	$8.40	$7.50		$8.60	$7.50		$8.80	$7.50	
Cash Consideration	$736	$850	$1,586	$777	$808	$1,586	$796	$790	$1,586	$814	$771	$1,586
Shares Purchased at PFD Equity Price		53	53		53	53		54	54		55	55
PFD Equity Price		$7.95	$7.95		$8.00			$7.85			$7.71	
PFD Equity Consideration		$425	$425		$425	$425		$425	$425		$425	$425
Shares Rolled		76	76		76	76		77	77		79	79
Rollover Shares Price		$7.95	$7.95		$8.00			$7.85			$7.71	
Rollover Consideration		$606	$606		$606	$606		$606	$606		$606	$606
Baryte PF Equity % in MergeCo			8.7%			8.7%			8.7%			8.7%
Incremental Equity % Required to deliver Baryte $7.95			n/a			0.7%			0.9%			1.2%
Required Sapphire TEV multiple % discount vs Diamond			n/a			(1.0%)			(1.0%)			(1.0%)
TEV			$4,458	$4,606	$4,400	$4,458	$4,672	$4,375	$4,458	$4,738	$4,349	$4,458
TEV / 2022E EBITDA[2]			13.4x	13.9x	13.2x	13.4x	14.1x	13.2x	13.4x	14.3x	13.1x	13.4x
TEV / 2023E EBITDA[2]			12.0x	12.4x	11.9x	12.0x	12.6x	11.8x	12.0x	12.8x	11.7x	12.0x

Source: Company Management Forecast, Company Filings, Pearl's Offers
(1) Shares outstanding per Pearl S&U draft document dated as of February 28, 2023
(2) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

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26

Preliminary Draft Subject to Review and Significant Revision Offer Variants Graphical Representation 27 499 558 594 606 606 606 606 606 425 425 425 425 425 425 425 425 850 850 850 850 753 808 790 771 1,774 1,833 1,869 1,881 1,784 1,839 1,821 1,802 $7.50 $7.75 $7.90 $7.95 $9.00 $8.40 $8.60 $8.80 $ - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 0 500 1,000 1,500 2,000 2,500 3,000 $7.50 $7.75 $7.90 $7.95 A-1 A-2 A-3 A-4 Cash PFD Note Rollover Pearl Offer Price: Price Parity with Baryte Differential Equity Value Splits ($7.95 Pearl Offer) Price to Public ($) Baryte Equity Package Build-Up ($mm) Source: Company Management Forecast, Company Filings, Pearl’s Offers and subsequent counters Price / Share to Public

Appendix A Trading Comparables Table of Contents

Preliminary Draft Subject to Review and Significant Revision -56% -10% -31% -11% Source: FactSet as of February 28, 2023 Note: Returns reflect the compound total return assuming dividends are reinvested on the ex-date (excluding the reinvestment of special cash dividends) Large Companies Universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan Diamond Total Shareholder Return Assessment YTD 29 2022 - YTD Since IPO (2021-03-25) (57%) -12% -34% -13% 9% -26% -2% Diamond Large Companies Universe Smaller Chemical Companies Universe 7% 5% 1% EVR 1-Feb Materials As of 28-Feb 35% 6% 9% 1% 12% -22% -4% 39% -61% EVR 1-Feb Materials As of 28-Feb EVR 1-Feb Materials As of 28-Feb -62%

Preliminary Draft Subject to Review and Significant Revision 6.8 5.9 14.5 10.6 2.5 59.5 4.1 36.8 2.7 19.0 3.1 6.5 3.8 1.9 3.4 30.1 3.1 43.4 12.0 3.6 6.2 5.6 13.7 10.3 2.4 57.6 4.1 36.3 2.7 18.9 3.1 6.6 3.9 1.9 3.5 31.2 3.2 45.4 12.8 4.0 (8.1%) (5.5%) (4.9%) (3.3%) (3.3%) (3.1%) (1.6%) (1.4%) (0.4%) (0.2%) 1.5% 1.8% 2.1% 2.6% 3.5% 3.7% 4.0% 4.6% 6.1% 9.6% Equity Value Changes Since EVR 1-Feb Materials 30 Ordered from the strongest decline to the strongest climb Equity Value Evolution Over the Last Month ($bn, 27th Jan – 28th Feb) Small Comps as of EVR 1-Feb Materials Small Comps as of 28th Feb Large Comps as of EVR 1-Feb Materials Large Comps as of 28th Feb Most down by < -2% Flat between -2% and +2% Up by more than +2% Source: FactSet as of February 28, 2023

Preliminary Draft Subject to Review and Significant Revision Stepan, (6.4%) Avient, (4.3%) Sherwin-Williams, (3.9%) Innospec, (3.6%) ISS, (2.0%) Dupont, (1.6%) Sodexo, (1.2%) Ashland, (0.2%) Ecolab, (0.1%) PPG, (0.0%) Entegris, 0.0% Diamond, 0.0% Rentokil, 0.0% Eastman, 0.1% Sensient, 0.2% ChampionX, 0.2% Axalta, 1.2% HB Fuller, 1.6% Ingevity, 2.9% Quaker, 3.2% Innospec, (6.1%) Sherwin-Williams, (4.6%) Stepan, (3.9%) ChampionX, (3.0%) Dupont, (2.9%) ISS, (2.6%) Eastman, (2.3%) Avient, (2.2%) Sodexo, (1.7%) PPG, (0.2%) Ecolab, (0.2%) Ashland, (0.1%) Entegris, 0.0% Diamond, 0.0% Rentokil, 0.0% Axalta, 0.3% HB Fuller, 0.4% Ingevity, 1.2% Quaker, 1.8% Sensient, 2.0% 31 2023E EBITDA Change (%, 27th Jan – 28th Feb) 2024E EBITDA Change (%, 27th Jan – 28th Feb) Source: FactSet as of February 28, 2023 Small Comps Large Comps EBITDA Estimates Changes Since EVR 1-Feb Materials

Preliminary Draft Subject
to Review and Significant Revision

Public Trading Analysis

- Diamond's listed peer groups include smaller companies universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan
- We have indicated a second peer group with Ecolab and large companies universe: Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo for ***reference only***

TEV / EBITDA (2022LE)



Valuation(1)
For Reference Only
20.8x
19.9x
15.8x
16.2x
13.3x
13.2x
3rd Quartile:
12.1x
12.2x
11.2x
11.4x
11.2x
11.1x
Diamond
Smaller Companies Universe
Large Companies Universe
Ecolab

TEV / EBITDA (2023E)



Valuation(1)
For Reference Only
19.0x
18.3x
14.8x
15.6x
13.9x
13.8x
11.5x
11.7x
10.0x
10.2x
10.4x
10.3x
Diamond
Smaller Companies Universe
Large Companies Universe
Ecolab

TEV / EBITDA (2024E)



Valuation(1)
For Reference Only
17.3x
16.6x
12.6x
12.7x
9.4x
9.5x
9.4x
9.4x
Diamond
Smaller Companies Universe
Large Companies Universe
Ecolab

Source: Company Management Forecast, FactSet as of February 28, 2023
(1) Diamond shown as per the Company Management Forecast
Large Companies Universe : Dupont, Eastman, Entegris, PPG, Rentokil, Sherwin-Williams, Sodexo
Smaller Companies Universe: Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient, Stepan

EVR 1-Feb Materials
As of 28th February

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Preliminary Draft Subject to Review and Significant Revision 12.0x 9.6x 8.7x 8.8x 19.8x 11.1x 11.3x 16.7x 13.3x 12.1x 12.0x 10.1x 11.2x 11.2x 15.8x 19.9x 14.6x 8.8x 14.4x 9.0x 11.1x 8.9x 8.5x 8.5x 19.3x 10.9x 11.0x 16.5x 13.2x 12.0x 12.2x 10.2x 11.4x 11.4x 16.2x 20.8x 15.3x 9.2x 15.6x 9.9x (8.1%) (7.1%) (2.9%) (2.7%) (2.6%) (2.4%) (2.2%) (1.0%) (0.5%) (0.4%) 1.3% 1.4% 1.6% 1.7% 2.9% 4.2% 5.0% 5.4% 8.7% 9.5% Summary of Changes Since EVR 1-Feb Materials 33 Most down by < -2% Flat between -2% and +2% Up by more than +2% Ordered from the strongest decline to the strongest climb TEV / EBITDA Evolution 2022E Over the Last Month (27th Jan – 28th Feb) Small Comps as of EVR 1-Feb Materials Small Comps as of 28th Feb Large Comps as of EVR 1-Feb Materials Large Comps as of 28th Feb Source: FactSet as of February 28, 2023

Preliminary Draft Subject to Review and Significant Revision

Diamond: Companies Universe As of February 28th 2023

	Trading			Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
(USDm) except per share data	Share Price	Share Price Perf YTD	Broker Target Upside	Market Value	EBITDA 2022E	TEV / EBITDA 2022E	TEV / EBITDA 2023E	2022E	2023E	FCF / Dividends 2022E	Net Leverage 2022E	ROCE 2022E	Dividend Yield 2022E	Sales CAGR (22E-24E)	EBITDA CAGR (22E-24E)
Diamond (1)	5.91	38.7%	1.5%	1,936	332	11.4x	10.2x	(2.9%)	8.1%	n/m	5.3x	5.4%	-	6.7%	9.4%
Smaller Companies Universe															
Ashland	101.78	-5.3%	27.7%	5,598	596	10.9x	10.3x	2.7%	6.5%	2.1x	1.0x	5.2%	1.2%	6.5%	7.2%
Avient	43.63	29.2%	10.0%	3,970	521	12.0x	11.7x	7.4%	5.2%	3.4x	3.0x	8.3%	2.8%	4.2%	6.1%
Axalta	29.80	17.0%	10.7%	6,601	811	12.2x	11.0x	2.2%	6.7%	n/m	3.8x	7.6%	-	4.6%	10.9%
ChampionX	30.57	5.5%	11.2%	6,248	608	11.1x	8.8x	5.0%	7.0%	6.9x	0.6x	11.6%	0.8%	5.3%	18.5%
HB Fuller	69.76	-2.6%	14.7%	3,870	535	10.2x	9.2x	3.5%	5.8%	3.5x	3.1x	7.1%	1.0%	3.3%	9.9%
Ingevity	82.56	17.2%	21.1%	3,113	453	9.9x	8.6x	4.8%	7.0%	n/m	2.5x	14.1%	n/a	7.6%	9.8%
Innospec	109.46	6.4%	12.8%	2,732	228	11.4x	11.1x	1.5%	3.6%	n/m	n/a	11.4%	n/a	3.8%	7.7%
ISS	21.87	4.2%	-84.4%	4,060	622	9.2x	7.5x	8.6%	10.1%	6.3x	2.7x	7.8%	1.4%	4.0%	17.4%
Quaker	195.78	17.3%	8.0%	3,511	257	16.5x	14.9x	0.4%	4.3%	0.4x	n/a	(6.4%)	1.0%	4.9%	12.4%
Sensient	75.39	3.4%	19.4%	3,186	247	15.6x	14.4x	(0.3%)	6.5%	(0.1x)	2.6x	n/a	2.2%	5.7%	6.9%
Stepan	104.09	-2.2%	35.5%	2,393	302	8.9x	8.9x	(4.0%)	0.4%	(3.2x)	n/a	9.5%	1.3%	1.6%	8.9%
3rd Quartile						**12.2x**	**11.7x**	**5.0%**	**7.0%**	**5.6x**	**3.1x**	**11.4%**	**1.8%**	**5.7%**	**12.4%**
Median						**11.1x**	**10.3x**	**2.7%**	**6.5%**	**2.7x**	**2.6x**	**8.1%**	**1.2%**	**4.6%**	**9.8%**
For reference only															
Ecolab	159.37	9.5%	4.8%	45,393	2,712	20.8x	19.0x	2.4%	3.2%	1.9x	2.9x	8.4%	1.4%	5.7%	9.7%
Large Companies Universe															
Dupont	73.03	6.4%	16.4%	36,280	3,261	11.0x	11.3x	(0.4%)	4.2%	(0.2x)	1.0x	5.4%	1.9%	0.7%	2.8%
Eastman	85.20	4.6%	8.0%	10,267	1,800	8.5x	8.4x	3.5%	6.4%	1.0x	2.5x	9.5%	3.7%	3.1%	5.3%
Entegris	85.23	29.9%	15.6%	12,777	1,179	15.3x	15.6x	(0.9%)	1.3%	(1.9x)	4.4x	7.5%	0.6%	0.5%	6.6%
PPG	132.06	5.0%	6.0%	31,245	2,378	16.2x	14.6x	1.8%	4.9%	1.0x	2.4x	8.4%	1.9%	3.3%	11.8%
Rentokil	6.20	0.9%	41.8%	18,936	1,655	13.2x	13.8x	2.4%	3.9%	2.1x	2.4x	5.7%	1.3%	-5.7%	2.0%
Sherwin-Williams	221.35	-6.7%	14.8%	57,640	3,608	19.3x	19.0x	2.2%	3.8%	2.1x	2.9x	15.6%	1.0%	1.1%	5.4%
Sodexo	93.05	-1.9%	20.9%	13,745	1,760	8.5x	7.6x	5.6%	6.9%	1.9x	1.1x	6.9%	2.9%	7.2%	11.1%
3rd Quartile						**16.2x**	**15.6x**	**3.5%**	**6.4%**	**2.1x**	**2.9x**	**9.5%**	**2.9%**	**3.3%**	**11.1%**
Median						**13.2x**	**13.8x**	**2.2%**	**4.2%**	**1.0x**	**2.4x**	**7.5%**	**1.9%**	**1.1%**	**5.4%**

Source: FactSet as of February 28, 2023
(1) Diamond shown as per the Company Management Forecast

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Appendix B WACC Analysis Table of Contents

Preliminary Draft Subject to Review and Significant Revision

WACC Evaluation Key Conclusions

Conclusions

Cost of Capital inputs are elevated currently suggesting a WACC range for Diamond of c.9% - c.10%

Beta Conclusions

- On a 2Y basis (the standard for Beta evaluations), Diamond is incomparable vs its peers due to its IPO being less than 2 years ago
- Diamonds 1Y, 6M and 3M Beta's are significantly disrupted vs peers due to the limited free float and traded NOSH of the business, combined with factors such as the COVID-19 pandemic
- Ecolab, the closest peer of Diamond, but on a size and trading basis incredibly different, has seen a drastic change in its Beta vs the Large Chemical Companies Index as popularity for hygiene / disinfection stocks has seen powerful momentum post the pandemic
- It is observed that Diamond trades at a discount to Ecolab's Beta (on a 1Y and 6M basis)
- Therefore, a range lower than Ecolab but above the disrupted Beta's of Diamond has been selected (based on the Smaller Companies Index)

Cost of Debt

- Risk Free Rates and indeed Credit Spreads are elevated currently
- The 5Yr median credit spreads with BBB ratings give a yield of 3.83% vs 5.70% spot yield
  - For reference, the current yield of the Diamond Senior Notes due 2029 yield 8.15% (below the ICE BoA B US High Yield Index (8.65%) but above the BB equivalent (7.05%)

Calculation Inputs

Risk-Free Rate	▪ A risk-free rate of 4.11% has been applied which represents the 20Y US Treasury spot yield
Unlevered Beta	▪ Unlevered Beta range of 0.68 – 0.83 representing the 1st and 3rd quartile of the Smaller Companies Universe Index with the mid point of 0.76 representing the median
Total Debt / Total Capitalization	▪ Target Total Debt / Total Capitalization of between 20% and 35% representative of Peer group capitalizations
Equity Risk Premium	▪ Equity Risk Premium of 6.22% for Supply Side and 7.46% for Historical scenarios based on Kroll ERP report and applies no specific country risk premium
Size Premium	▪ As per Kroll CRSP size premia breakdown for companies with market capitalizations between $1,660m and $2,686m
Pre-Tax Cost of Debt	▪ Pre-Tax Cost of Debt calculated as per BBB and BB US Corporate Effective Yields as of Jan 24 2023 ▪ 20% Debt/Capitalisation = BBB+, 27.5% = BBB- and 35% = BB+
Tax	▪ Effective Tax Rate of 29.5% as per Company management

Source: Company Information, Bloomberg, Damodaran, FactSet as of February 28, 2023, Kroll

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Preliminary Draft Subject to Review and Significant Revision 2-Year Weekly 1-Year Weekly Company Share Price (Current) Equity Value Debt Total Debt / Total Cap Adj. BBG Levered Beta Unlevered Beta Adj. BBG Levered Beta Unlevered Beta Diamond $5.91 $1,936 $2,047 51.4% n/a n/a 1.46 0.82 Ecolab 159.37 45,393 8,407 15.6% 1.27 1.12 1.26 1.11 Smaller Companies Universe Median NA 3,870 1,429 22.0% 0.93 0.76 0.87 0.73 Reference Large Companies Universe Median NA 18,936 7,100 24.4% 1.15 0.89 1.16 0.92 WACC Calc Supply Side Weighted Average Cost of Capital Risk-Free Rate 4.11% Market Risk Premium: 6.22% Unlevered Smaller Companies Median Beta 0.76 Total Debt / Total Capitalization Total Debt / Total Capitalization 27.5% 20.0% 27.5% 35.0% Levered Beta 0.97 0.68 9.0% 8.9% 8.8% Supply Side Historical 0.76 9.5% 9.4% 9.3% Equity Risk Premium 6.2% 7.5% 0.83 9.9% 9.8% 9.7% Size Premium 1.3% Equity Cost of Capital 11.5% 12.7% Historical Weighted Average Cost of Capital Market Risk Premium: 7.46% Total Debt / Total Capitalization Pre-Tax Cost of Debt 5.5% 20.0% 27.5% 35.0% After-Tax Cost of Debt 3.9% 0.68 9.8% 9.7% 9.6% 0.76 10.4% 10.2% 10.1% WACC Range 9.4% 10.2% 0.83 10.9% 10.7% 10.6% Peers WACC Unlevered Beta Unlevered Beta 1. Large Chemical Peers set consists of Ecolab, DuPont, Eastman, Entegris, PPG, Sherwin-Williams, Aramark, Cintas, Rollins, Sodexo and Rentokil 2. Smaller Chemical Peers set consists of Ashland, Avient, Axalta, ChampionX, HB Fuller, Ingevity, Innospec, ISS, Quaker, Sensient and Stepan 3. 20 Year US Treasury Bond 4. Unlevered Beta calculated as: Beta × (E/(E + D × (1-CT))); CT = Effective Tax Rate of 29.5% as per Mgmt. 5. Capital structure range based target capital structure 6. Assumes no country specific risk 7. As per Kroll CRSP size premia breakdown for companies with market capitalizations between $1,660m and $2,686m 8. Pre-Tax Cost of Debt calculated as per BBB and BB US Corporate Effective Yields as of Feb 27 2023 9. 20.0% assumed as BBB+ rating (implied leverage ~2.9x 2022E EBITDA) with Kd of 5.0%, 27.5% assumed as BBB-rating (~2.0x) with Kd of 5.5% and 35.0% assumed as BB+ rating (~1.35x) with 6.0% Kd Weighted Average Cost of Capital (WACC) Analysis Sources: Company Information, Bloomberg, Damodaran, FactSet as of February 28, 2023, Kroll (1) (2) (3) (4) (5) (6) (7) (8) (8) 37 (9) (9) 1 st Quartile 3 rd Quartile +0.3% –0.02 0 –0.02 0 Change since EVR 1-Feb Materials +0.2% +0.1% +0.2% +0.2%

Preliminary Draft Subject to Review and Significant Revision

Detailed WACC Peer Overview

					1-Year Weekly		2-Year Weekly	
Company	Share Price (Current)	Equity Value	Debt	Debt / Capitalization	Adj. Bloomberg (Levered) Beta	Unlevered Beta	Adj. Bloomberg (Levered) Beta	Unlevered Beta
Diamond	**5.91**	**1,936**	**2,047**	**51.4%**	**1.46**	**0.82**	**n/a**	**n/a**
Key Peer								
Ecolab	159.37	45,393	8,407	15.6%	1.26	1.11	1.27	1.12
Large Companies Universe								
DuPont	73.03	36,280	11,851	24.6%	1.18	0.96	1.17	0.94
Eastman	85.20	10,267	5,065	33.0%	1.26	0.92	1.22	0.89
Entegris	85.23	12,777	5,866	31.5%	1.83	1.37	1.78	1.33
PPG	132.06	31,245	7,601	19.6%	1.16	0.98	1.11	0.94
Sherwin-Williams	221.35	57,640	12,508	17.8%	1.00	0.86	0.99	0.85
Aramark	36.80	9,620	8,529	47.0%	1.16	0.70	1.15	0.70
Cintas	438.47	45,319	3,100	6.4%	1.14	1.08	1.16	1.10
Rollins	35.20	17,335	336	1.9%	0.85	0.84	0.76	0.75
Sodexo	93.05	13,745	7,100	34.1%	0.58	0.43	0.81	0.59
Rentokil	6.20	18,936	6,121	24.4%	1.01	0.80	0.66	0.52
			Large Cap 1st Quartile	**18.3%**	**1.00**	**0.81**	**0.85**	**0.71**
			Large Cap Peer Median	**24.4%**	**1.16**	**0.92**	**1.15**	**0.89**
			Large Cap Peer Mean	**23.3%**	**1.13**	**0.91**	**1.10**	**0.89**
			Large Cap 3rd Quartile	**32.6%**	**1.18**	**0.98**	**1.16**	**0.94**
Smaller Companies Universe								
Ashland	101.78	5,598	1,429	20.3%	0.84	0.71	0.90	0.76
Avient	43.63	3,970	2,237	36.0%	1.48	1.05	1.42	1.00
Axalta	29.80	6,601	3,761	36.3%	1.15	0.81	1.15	0.81
ChampionX	30.57	6,248	734	10.5%	0.82	0.75	0.93	0.85
HB Fuller	69.76	3,870	1,806	31.8%	0.95	0.70	0.98	0.73
Ingevity	82.56	3,113	1,473	32.1%	0.87	0.65	0.88	0.65
Innospec	109.46	2,732	45	1.6%	0.74	0.73	0.67	0.66
ISS	21.87	4,060	2,409	37.2%	0.83	0.58	0.93	0.65
Quaker	195.78	3,511	992	22.0%	1.93	1.60	1.69	1.40
Sensient	75.39	3,186	687	17.7%	1.00	0.87	0.93	0.80
Stepan	104.09	2,393	455	16.0%	0.82	0.72	0.79	0.69
			Mid Cap 1st Quartile	**16.9%**	**0.83**	**0.71**	**0.89**	**0.68**
			Mid Cap Peer Median	**22.0%**	**0.87**	**0.73**	**0.93**	**0.76**
			Mid Cap Peer Mean	**23.8%**	**1.04**	**0.83**	**1.02**	**0.82**
			Mid Cap 3rd Quartile	**34.1%**	**1.08**	**0.84**	**1.06**	**0.83**

Sources: Company Information, Bloomberg, FactSet as of February 28, 2023, Kroll

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Preliminary Draft Subject to Review and Significant Revision 2.29% 2.29% 3.42% 3.42% 3.77% 3.77% 2.51% 1.54% 2.97% 1.77% 2.81% 1.60% 4.80% 3.83% 6.39% 5.19% 6.58% 5.37% BB BBB BB BBB BB BBB Increasing Cost of Debt Over Time 5Yr Median 1Yr Median Spot Source: Federal Reserve Economic Data (FRED), ICE BofA US Corporate Index Option-Adjusted Spreads (as of February 28th, 2023) and FactSet Note: The ICE BofAML OASs are the calculated spreads between a computed OAS index of all bonds in a given rating category and a spot Treasury curve 39 Risk Free Rate Credit Rating Spread Risk Free Rate & Credit Spreads Average Over Time Yield Credit Rating Latest View View as of 27-Jan 2023 2.29% 2.29% 3.61% 3.61% 4.11% 4.11% 2.54% 1.54% 2.97% 1.77% 2.80% 1.59% 4.83% 3.83% 6.58% 5.38% 6.91% 5.70% BB BBB BB BBB BB BBB 5Yr Median 1Yr Median Spot

Preliminary Draft Subject to Review and Significant Revision Diamond Corporate Bond vs Indices Diamond has traded both wide of and inside of the BankAmerica B Index, suggesting that Index pricing is a relevant proxy for Diamond yields at a given rating 8.15% 7.05% 5.83% 8.65% 0 2 4 6 8 10 12 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Late Sept 2021 Pricing of $500m Senior Notes 4.625% Senior Notes due 2029 Diamond Senior Notes ICE BofA BB US High Yield Index ICE BofA BBB US Corporate Index Source: Bloomberg of February 28, 2023, FRED 40 ICE BofA B US High Yield Index Diamond Senior Notes B Index BB Index BBB Index 1 Month Avg: 7.73% 8.40% 6.75% 5.54% 3 Month Avg: 8.15% 8.53% 6.71% 5.53% 6 Month Avg: 8.83% 8.83% 6.94% 5.71% 12 Month Avg: 8.05% 8.22% 6.37% 5.15%

Appendix C Diamond Net Debt Table of Contents

Preliminary Draft Subject to Review and Significant Revision Diamond Net Debt 2022LE (All financials in $mm unless otherwise stated) 42 Notes: (1) Excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets (2) Unfunded pension deficit assumes a 21% tax shield per Company Management Source: Company Management, Company Filings Diamond Net Debt 2022LE Units View as of EVR 1-Feb Materials Latest View Net Financial Debt $mm 1,771 1,780 (+) Pension Deficit (After-Tax)(2) $mm 55 55 (+) Contingent Consideration $mm - - (+) Asset Retirement Obligations $mm 6 6 Other Debt-Like Items $mm 61 61 Other Cash-Like Items $mm - - Total Net Debt(1) $mm 1,832 1,841

Appendix D Diamond Shareholder Development Table of Contents

Preliminary Draft Subject to Review and Significant Revision

Diamond Institutional Shareholder Summary

Top 20 Institutional Shareholders and Hedge Funds of Note

Rank	Investor	Style	Share Price 2/28/23 $5.91 Estimated Cost Basis[2]	Prem. / (Disc.) to Basis	Position (% Outstanding)[1] Δ	Current[3]	9/30/22
1	MFS Invst. Mgmt.	Core Growth	$12.21	(51.6) %	↗	3.0 %	3.0 %
2	Frontier Capital Mgmt.	GARP	6.65	(11.1)	↗	1.8	1.4
3	JP Morgan Asset Mgmt.	GARP	14.14	(58.2)	↗	1.7	1.7
4	BlackRock Institutional Trust	Index	12.13	(51.3)	↗	1.4	1.4
5	BlackRock Financial Mgmt.	Core Growth	14.24	(58.5)	↘	1.3	1.7
6	Hawk Ridge Capital Mgmt.	Hedge Fund	7.34	(19.5)	↗	1.3	1.1
7	Allspring Global Investments	Core Value	14.35	(58.8)	↘	0.8	0.8
8	UBS Asset Mgmt.	Core Value	7.74	(23.7)	↘	0.8	0.8
9	Philosophy Capital Mgmt.	Hedge Fund	5.18	14.1	↗	0.7	0.1
10	RobecoSAM AG	Specialty	13.10	(54.9)	↘	0.7	0.8
11	Hargreaves Lansdown Fund Managers	GARP	12.96	(54.4)	●	0.7	0.7
12	Ensign Peak Advisors	Specialty	9.39	(37.1)	↘	0.6	0.8
13	Hill City Capital	Hedge Fund	6.25	(5.5)	↗	0.6	0.6
14	The Vanguard Group	Index	10.78	(45.2)	↗	0.5	0.5
15	American Century Invst. Mgmt.	Core Growth	12.26	(51.8)	↘	0.5	0.7
16	Geode Capital Mgmt.	Index	12.16	(51.4)	↗	0.5	0.5
17	BlackRock Invst. Mgmt. (UK)	Core Growth	14.40	(59.0)	↘	0.5	0.6
18	Vaughan Nelson Invst. Mgmt.	Core Growth	12.22	(51.6)	●	0.4	0.4
19	State Street Global Advisors	Index	12.60	(53.1)	↗	0.4	0.4
20	Ariel Investments	Core Value	6.90	(14.4)	↗	0.3	0.2
	Top 20 Total		**$10.85**	**(45.5) %**		**18.5 %**	**18.2 %**
	Median for Holders with Cost Basis >$10		*$12.60*	*(53.1)*			
	Median for Holders with Cost Basis <$10		*$6.90*	*(14.4)*			
22	D. E. Shaw & Co.	Hedge Fund	6.93	(14.7)	↗	0.2 %	0.1 %

Top 250 Institutional Holders Summary



Other
8%
Core Growth
29%
Core Value
9%
Index
16%
Broker-Dealer
1%
Hedge Fund
17%
GARP
20%

Investor Type[4]

Total Insider: ~76%



Other Insiders
3%
Institutional
23%
Baryte
73%
Retail
1%

Source: Refinitiv Eikon (formerly Thomson Reuters), FactSet, Company filings

Note: Blue shading represents funds that have been activists in the past. Position change based on shares owned, not percent outstanding

1. *% Outstanding calculated based on current Number of Shares Outstanding (NOSH) that includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Delta in ownership is driven by a change in the shareholder's position*
2. *Estimated cost basis is a per share item calculated as the summed product of the volume-weighted average price over the periods when shares were purchased and the increase in shares over these periods divided by the total number of shares purchased during the most recent period of continuous ownership since 03/31/21*
3. *Data based on 12/31/22 13F filings and any subsequent 13Ds and 13Gs*
4. *Retail percent ownership based on disclosed broker non-votes from the 2022 annual meeting*

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Preliminary Draft Subject to Review and Significant Revision $ - $4.00 $8.00 $12.00 $16.00 $20.00 Evolution of Today’s Institutional Shareholders Over Time: #1-5 45 Source: Refinitiv Eikon (formerly Thomson Reuters), FactSet, Company filings Note: Diamond Ownership (%) calculated based on current Number of Shares Outstanding (NOSH) that includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Delta in ownership is driven by a change in the shareholder’s position #1-5 Institutional Shareholders Ownership by Quarter BlackRock Financial Management MFS Investment Management JP Morgan Asset Management BlackRock Institutional Trust Company Frontier Capital Management Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) 1.0% 1.0% 1.7% 2.7% 3.0% 3.0% 3.0% - - - - 0.6% 1.4% 1.8% 0.5% 0.6% 1.5% 1.7% 1.7% 1.7% 1.7% 0.6% 0.6% 0.8% 0.8% 1.3% 1.4% 1.4% 2.1% 2.0% 1.9% 2.2% 1.8% 1.7% 1.3% - 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4

Preliminary Draft Subject to Review and Significant Revision $ - $4.00 $8.00 $12.00 $16.00 $20.00 - - - 0.2% 0.7% 1.1% 1.3% 1.1% 1.1% 1.0% 1.0% 0.7% 0.8% 0.8% - - - 0.0% 0.5% 0.8% 0.8% - - - - - 0.1% 0.7% 0.2% 0.4% 0.5% 0.8% 0.8% 0.8% 0.7% - 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Evolution of Today’s Institutional Shareholders Over Time: #6-10 46 #6-10 Institutional Shareholders Ownership by Quarter RobecoSAM Hawk Ridge Capital Management UBS Asset Management Philosophy Capital Management Allspring Global Investments Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 Source: Refinitiv Eikon (formerly Thomson Reuters), FactSet, Company filings Note: Diamond Ownership (%) calculated based on current Number of Shares Outstanding (NOSH) that includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Delta in ownership is driven by a change in the shareholder’s position

Preliminary Draft Subject to Review and Significant Revision $ - $4.00 $8.00 $12.00 $16.00 $20.00 - 0.1% 0.7% 0.8% 0.8% 0.7% 0.7% - - 0.1% 0.8% 0.8% 0.8% 0.6% - - - - - 0.6% 0.6% 0.2% 0.2% 0.2% 0.2% 0.4% 0.5% 0.5% 0.5% 0.6% 0.7% 0.6% 0.9% 0.7% 0.5% - 0.3% 0.5% 0.8% 1.0% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Evolution of Today’s Institutional Shareholders Over Time: #11-15 47 #11-15 Institutional Shareholders Ownership by Quarter American Century Investment Management Hargreaves Lansdown Fund Managers Hill City Capital Vanguard Group Ensign Peak Advisors Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 Source: Refinitiv Eikon (formerly Thomson Reuters), FactSet, Company filings Note: Diamond Ownership (%) calculated based on current Number of Shares Outstanding (NOSH) that includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Delta in ownership is driven by a change in the shareholder’s position

Preliminary Draft Subject to Review and Significant Revision $ - $4.00 $8.00 $12.00 $16.00 $20.00 0.2% 0.2% 0.3% 0.3% 0.4% 0.5% 0.5% 0.8% 0.8% 0.7% 0.8% 0.7% 0.6% 0.5% 0.1% 0.1% 0.3% 0.4% 0.4% 0.4% 0.4% 0.2% 0.2% 0.2% 0.2% 0.4% 0.4% 0.4% - - - - 0.1% 0.2% 0.3% - 0.3% 0.5% 0.8% 1.0% Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Evolution of Today’s Institutional Shareholders Over Time: #16-20 48 #16-20 Institutional Shareholders Ownership by Quarter Ariel Investments Geode Capital Management Vaughan Nelson Investment Management State Street Global Advisors BlackRock Investment Management (UK) Diamond Share Price Diamond Ownership (%) Share Price (US$ / share) 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 Source: Refinitiv Eikon (formerly Thomson Reuters), FactSet, Company filings Note: Diamond Ownership (%) calculated based on current Number of Shares Outstanding (NOSH) that includes all granted, vested and unvested MEIP (Management Equity Incentive Plan) shares, PSUs (Performance Share Units) and RSUs (Restricted Share Units) as per Company Management. Delta in ownership is driven by a change in the shareholder’s position